UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2011

CHINA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52763	20-2638087
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Road Hi-Tech Development Zone, Xi’an City, PRC
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 29-84067215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As was previously disclosed, ValueRich, Inc. (“ValueRich”) commenced a private arbitration against the Company in Florida asserting breach of contract, conversion, and unjust enrichment claims arising out of a Consulting Agreement between ValueRich and Xi’an Qinba Pharmaceuticals Co. Ltd. (“Qinba”), which is the operating entity that a Company’s wholly owned subsidiary has a contractual Entrust Management Relationship.  ValueRich asserts that the Company breached and circumvented the Consulting Agreement by terminating it and becoming a public entity through other means.  ValueRich seeks specific performance to obtain 20% of the Company’s outstanding shares, or, in the alternative, unspecified monetary damages equal to the value of 20% of the Company’s outstanding shares, attorneys’ fees, arbitration costs, and interest.

On December 6, 2011, the Arbitrator heard a hearing on ValueRich’s claims.

On December 7, 2011, the Company received the arbitration decision, in which the Arbitrator awarded 1,125,000 registered shares of the Company to ValueRich for past work performed. To the knowledge of the Company, the award has not been confirmed in a court of competent jurisdiction as of the date of this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PHARMACEUTICALS, INC.

Date: December 13, 2011	By:	/s/ Guozhu Wang
Guozhu Wang
Chief Executive Officer

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